UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2019

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 353-1000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PETX	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 16, 2019, Aratana Therapeutics, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 26, 2019, by and among Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), Elanco Athens Inc., a Delaware corporation and a direct wholly owned subsidiary of Elanco (“Acquisition Sub”), and the Company, pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Elanco (the “Merger”).

As of June 14, 2019, the record date for the Special Meeting, there were 49,002,724 shares of Company common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 35,769,162 shares of common stock, representing approximately 73.0% of the outstanding shares entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, Company stockholders considered two proposals, each of which is described in more detail in a definitive proxy statement filed by the Company with the Securities and Exchange Commission on June 17, 2019. The final results regarding each proposal are set forth below.

Proposal No. 1: Approval of the Proposal to Adopt the Merger Agreement

The Company’s stockholders approved the proposal to adopt the Merger Agreement (the “Merger Proposal”). The voting results for the Merger Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,269,237	426,295	73,630	—

Proposal No. 2: Adjournment of the Special Meeting

Because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, Proposal No. 2 (Adjournment of the Special Meeting) was not necessary and was not acted upon.

Proposal No. 3: Approval of the Non-Binding, Advisory Merger-Related Compensation Proposal

The Company’s stockholders approved, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”). The voting results for the Merger-Related Compensation Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,455,235	2,049,708	264,219	—

Item 8.01.	Other Events.

Press Release

On July 16, 2019, the Company issued a press release announcing stockholder approval of the Merger Proposal, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith.

Exhibit No.	Description

99.1	Press release, dated July 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: July 16, 2019	By:	/s/ Craig A. Tooman
Craig A. Tooman
President & Chief Executive Officer